UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 1, 2012

First BanCorp.
(Exact Name of Registrant as Specified in its Charter)

Puerto Rico	001-14793	66-0561882

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1519 Ponce de Leon Ave. P.O. Box 9146 San Juan, Puerto Rico	00908-0146
(Address of Principal Executive Offices)	(Zip Code)

 (787) 729 8200
(Registrant’s Telephone Number, including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 1, 2012, First BanCorp. (the “Corporation”) issued a press release announcing its unaudited results of operations for the for the quarter and year ended December 31, 2011. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Corporation has included in this release the following financial measures that are not recognized under generally accepted accounting principles, which are referred to as non-GAAP financial measures: (i) the calculation of net interest income, interest rate spread and net interest margin rate on a tax-equivalent basis and excluding changes in the fair value of derivative instruments and certain financial liabilities; (ii) the calculation of the tangible common equity ratio and the tangible book value per common share; (iii) the Tier 1 common equity to risk-weighted assets ratio; (iv) adjusted pre-tax, pre-provision income, and (v) certain other financial measures adjusted to exclude the one-time effect in retained earnings of: (a) the conversion of the Series G Preferred Stock into common shares in the fourth quarter of 2011, (b) the issuance of common stock in exchange for the Series A through E preferred stock in 2010; (c) the issuance of Series G Preferred Stock in exchange for the Series F Preferred Stock in 2010 and (d) financial measures that exclude the effect of  the transfer of loans to held for sale in 2010 upon the execution of an agreement providing for the strategic sale of loans.  Investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with the Corporation’s consolidated financial data prepared in accordance with GAAP.

Net interest income, interest rate spread and net interest margin are reported on a tax-equivalent basis and excluding changes in the fair value of derivative instruments and financial liabilities elected to be measured at fair value (“valuations”). The presentation of net interest income excluding valuations provides additional information about the Corporation’s net interest income and facilitates comparability and analysis.  The changes in the fair value of derivative instruments and unrealized gains and losses on liabilities measured at fair value have no effect on interest due or interest earned on interest-bearing liabilities or interest-earning assets, respectively.  The tax-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a marginal income tax rate, as described in Exhibit A — Tables 2 and 3 of the press release attached hereto as Exhibit 99.1. Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at statutory rates.  Management believes that it is a standard practice in the banking industry to present net interest income, interest rate spread and net interest margin on a fully tax-equivalent basis. This adjustment puts all earning assets, most notably tax-exempt securities and certain loans, on a common basis that facilitates comparison of the Corporation’s results to results of its peers.

The following table reconciles the non-GAAP financial measure “net interest income on a tax-equivalent basis and excluding fair value changes” with net interest income calculated and presented in accordance with GAAP. The table also reconciles the non-GAAP financial measures “net interest spread and margin on a tax-equivalent basis and excluding fair value changes” with net interest spread and margin calculated and presented in accordance with GAAP.

(dollars in thousands)
	Quarter Ended					Year Ended
	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net Interest Income (in thousands)
Interest Income - GAAP	$156,752	$158,542	$163,418	$180,903	$192,806	$659,615	$832,686
Unrealized (gain) loss on
derivative instruments	(246)	954	1,185	(345)	(903)	1,548	1,266
Interest income excluding valuations	156,506	159,496	164,603	180,558	191,903	661,163	833,952
Tax-equivalent adjustment	1,456	1,521	1,504	2,314	4,494	6,795	28,406
Interest income on a tax-equivalent basis excluding valuations	157,962	161,017	166,107	182,872	196,397	667,958	862,358

Interest Expense - GAAP	58,209	64,287	68,983	74,624	80,758	266,103	371,011
Unrealized (loss) gain on
derivative instruments and liabilities measured at fair value	(1,992)	(1,601)	23	(598)	(813)	(4,168)	1,568
Interest expense excluding valuations	56,217	62,686	69,006	74,026	79,945	261,935	372,579

Net interest income - GAAP	$98,543	$94,255	$94,435	$106,279	$112,048	$393,512	$461,675

Net interest income excluding valuations	$100,289	$96,810	$95,597	$106,532	$111,958	$399,228	$461,373

Net interest income on a tax-equivalent basis excluding valuations	$101,745	$98,331	$97,101	$108,846	$116,452	$406,023	$489,779

Average Balances (in thousands)
Loans and leases	$10,637,523	$10,832,426	$10,997,295	$11,672,619	$12,185,511	$11,031,575	$12,801,107
Total securities and other short-term investments	2,665,918	2,787,708	3,550,743	3,588,028	3,863,532	3,146,289	4,873,837
Average Interest-Earning Assets	$13,303,441	$13,620,134	$14,548,038	$15,260,647	$16,049,043	$14,177,864	$17,674,944

Average Interest-Bearing Liabilities	$11,255,725	$11,944,454	$12,809,375	$13,494,702	$14,036,776	$12,368,748	$15,560,623

Average Yield/Rate
Average yield on interest-earning assets - GAAP	4.67%	4.62%	4.51%	4.80%	4.77%	4.65%	4.71%
Average rate on interest-bearing liabilities - GAAP	2.05%	2.14%	2.16%	2.24%	2.28%	2.15%	2.38%
Net interest spread - GAAP	2.62%	2.48%	2.35%	2.56%	2.49%	2.50%	2.33%
Net interest margin - GAAP	2.94%	2.75%	2.60%	2.82%	2.77%	2.78%	2.61%

Average yield on interest-earning assets excluding valuations	4.67%	4.65%	4.54%	4.79%	4.74%	4.66%	4.72%
Average rate on interest-bearing liabilities excluding valuations	1.98%	2.08%	2.16%	2.22%	2.26%	2.12%	2.39%
Net interest spread excluding valuations	2.69%	2.57%	2.38%	2.57%	2.48%	2.54%	2.33%
Net interest margin excluding valuations	2.99%	2.82%	2.64%	2.83%	2.77%	2.82%	2.61%

Average yield on interest-earning assets on a tax-equivalent basis and excluding valuations	4.71%	4.69%	4.58%	4.85%	4.86%	4.71%	4.88%
Average rate on interest-bearing liabilities excluding valuations	1.98%	2.08%	2.16%	2.22%	2.26%	2.12%	2.39%
Net interest spread on a tax-equivalent basis and excluding valuations	2.73%	2.61%	2.42%	2.63%	2.60%	2.59%	2.49%
Net interest margin on a tax-equivalent basis and excluding valuations	3.03%	2.86%	2.68%	2.89%	2.88%	2.86%	2.77%

The tangible common equity ratio and tangible book value per common share are non-GAAP measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill and core deposit intangibles. Tangible assets are total assets less goodwill and core deposit intangibles. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Neither tangible common equity nor tangible assets, or related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets and any other related measures may differ from that of other companies reporting measures with similar names. The following table is a reconciliation of the Corporation’s tangible common equity and tangible assets:

Tangible Common Equity
(In thousands, except ratios and per share information)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
Tangible Equity:
Total equity - GAAP	$1,444,144	$986,847	$1,009,578	$1,027,269	$1,057,959
Preferred equity	(63,047)	(430,498)	(428,703)	(426,724)	(425,009)
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Core deposit intangible	(11,689)	(12,277)	(12,866)	(13,454)	(14,043)

Tangible common equity	$1,341,310	$515,974	$539,911	$558,993	$590,809

Tangible Assets:
Total assets - GAAP	$13,127,275	$13,475,572	$14,113,973	$15,104,090	$15,593,077
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Core deposit intangible	(11,689)	(12,277)	(12,866)	(13,454)	(14,043)

Tangible assets	$13,087,488	$13,435,197	$14,073,009	$15,062,538	$15,550,936

Common shares outstanding	205,134	21,304	21,304	21,304	21,304

Tangible common equity ratio	10.25%	3.84%	3.84%	3.71%	3.80%
Tangible book value per common share	$6.54	$24.22	$25.34	$26.24	$27.73

The Tier 1 common equity to risk-weighted assets ratio is calculated by dividing (a) tier 1 capital less non-common elements including qualifying perpetual preferred stock and qualifying trust preferred securities by (b) risk-weighted assets, which assets are calculated in accordance with applicable bank regulatory requirements. The Tier 1 common equity ratio is not required by GAAP or on a recurring basis by applicable bank regulatory requirements.  However, this ratio was used by the Federal Reserve in connection with its stress test administered to the 19 largest U.S. bank holding companies under the Supervisory Capital Assessment Program, the results of which were announced on May 7, 2009. Management is currently monitoring this ratio, along with the other ratios discussed above, in evaluating the Corporation’s capital levels and believes that, at this time, the ratio may be of interest to investors.

The following table reconciles stockholders’ equity (GAAP) to Tier 1 common equity:

Tier 1 Common Equity to Risk-Weighted Assets
(Dollars in thousands)	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010

Tier 1 Common Equity:
Total equity - GAAP	$1,444,144	$986,847	$1,009,578	$1,027,269	$1,057,959
Qualifying preferred stock	(63,047)	(430,498)	(428,703)	(426,724)	(425,009)
Unrealized gain on available-for-sale securities (1)	(19,234)	(13,957)	(12,659)	(15,453)	(17,736)
Disallowed deferred tax asset (2)	-	(267)	(272)	(981)	(815)
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Core deposit intangible	(11,689)	(12,277)	(12,866)	(13,454)	(14,043)
Cumulative change gain in fair value of liabilities
accounted for under a fair value option	(2,009)	(952)	(1,889)	(2,156)	(2,185)
Other disallowed assets	(922)	(907)	(808)	(881)	(226)
Tier 1 common equity	$1,319,145	$499,891	$524,283	$539,522	$569,847

Total risk-weighted assets	$10,180,226	$10,432,804	$10,630,162	$11,183,518	$11,372,856

Tier 1 common equity to risk-weighted assets ratio	12.96%	4.79%	4.93%	4.82%	5.01%

1-	Tier 1 capital excludes net unrealized gains (losses) on available-for-sale debt securities and net unrealized gains on available-for-sale equity securities with readily determinable fair values, in accordance with regulatory risk-based capital guidelines. In arriving at
Tier 1 capital, institutions are required to deduct net unrealized losses on available-for-sale equity securities with readily determinable fair values, net of tax.

2-	Approximately $13 million of the Corporation's deferred tax assets at December 31, 2011 (September 30, 2011 - $12 million; June 30, 2011 - $11 million
March 31, 2011 - $12 million; December 31, 2010 - $13 million) was included without limitation in regulatory capital pursuant to the risk-based capital guidelines, while approximately $0 of such assets at December 31, 2011 (September 30, 2011 - $0.3 million; June 30, 2011 - $0.3 million; March 31, 2010 - $1 million;
December 31, 2010 - $0.8 million) exceeded the limitation imposed by these guidelines and, as "disallowed deferred tax assets," was deducted in arriving at Tier 1 capital.
According to regulatory capital guidelines, the deferred tax assets that are dependent upon future taxable income are limited for inclusion in Tier 1 capital to the lesser of: (i) the amount of such deferred tax asset that the entity expects to realize within one year of the calendar quarter end-date, based on its projected future taxable income for that year, or (ii) 10% of the amount of the entity's
Tier 1 capital. Approximately $8 million of the Corporation's other net deferred tax liability at December 31, 2011 (September 30, 2011 - $7 million;
June 30, 2011 - $5 million; March 31, 2011 - $5 million; December 31, 2010 - $5 million) represented primarily the deferred tax effects of unrealized gains and losses on available-for-sale debt securities, which are permitted to be excluded prior to deriving the amount of net deferred tax assets subject to limitation under the guidelines.

One non-GAAP performance metric that management believes is useful in analyzing underlying performance trends, particularly in times of economic stress, is adjusted pre-tax, pre-provision income.  Adjusted pre-tax, pre-provision income, as defined by management, represents net (loss) income excluding income tax expense (benefit), the provision for loan and lease losses, gains on sale and OTTI of investment securities, fair value adjustments on derivatives and liabilities measured at fair value, equity in earnings or losses of unconsolidated entities as well as certain items identified as unusual, non-recurring or non-operating.

From time to time, revenue and expenses are impacted by items judged by management to be outside of ordinary banking activities and/or by items that, while they may be associated with ordinary banking activities, are so unusually large that management believes them to be nonrecurring. These items result from factors originating outside the Corporation such as regulatory actions or assessments, and may result from unusual management decisions, such as the early extinguishment of debt.

The following table reconciles (loss) income before income taxes (GAAP) to adjusted pre-tax, pre-provision income:

Pre-Tax, Pre-Provision Income
(Dollars in thousands)	Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010

Loss before income taxes	$(14,600)	$(21,158)	$(12,318)	$(24,834)	$(158,016)
Add: Provision for loan and lease losses	41,987	46,446	59,184	88,732	196,347
Less: Net (gain) loss on sale and OTTI of investment securities	1,014	(12,156)	(21,342)	(19,341)	620
Less: gain on sale of FirstBank Insurance VI	-	-	-	(2,845)	-
Add: Unrealized loss (gain) on derivatives instruments and liabilities
measured at fair value	1,746	2,555	1,162	253	(90)
Add: Loss on early extinguishment of borrowings	-	9,012	1,823	-	-
Add: Equity in earnings (losses) of unconsolidated entities	(1,666)	4,357	1,536	-	-
Adjusted Pre-tax, pre-provision income	$28,481	$29,056	$30,045	$41,965	$38,861

Change from most recent prior quarter - amount	$(575)	$(989)	$(11,920)	$2,761	$(4,459)
Change from most recent prior quarter - percent	-2.0%	-3.3%	-28.4%	7.1%	-10.3%

To supplement the Corporation’s financial statements presented in accordance with GAAP, the Corporation provides additional measures of net loss attributable to common stockholders and loss per share to exclude the one-time favorable impact in retained earnings of $278.0 million resulting from the conversion of the Series G Preferred Stock into shares of common stock completed in the fourth quarter of 2011 and for 2010 to exclude the one-time favorable impact in retained earnings of $440.5 million resulting from the issuance of common stock in exchange for Series A through E preferred stock and from the issuance of the Series G Preferred Stock and amended warrant in exchange for Series F Preferred Stock completed in the third quarter of 2010.  Further, for 2010 periods the net loss attributable to common stockholders, loss per diluted share, provision for loan and lease losses, provision for loan and lease losses to net charge-offs, net charge-offs, and net charge-offs to average loans also was measured excluding the impact of the transfer of $447 million of loans to held for sale.  In connection with the transfer, the Corporation charged-off in the fourth quarter of 2010, $165.1 million and recognized an additional provision for loan and lease losses of $102.9 million.  Management believes that these non-GAAP measures enhance the ability of analysts and investors to analyze trends in the Corporation’s business and to better understand the performance of the Corporation.  In addition, the Corporation may utilize these non-GAAP financial measures as a guide in its budgeting and long-term planning process.  Any analysis of these non-GAAP financial measures should be used only in conjunction with comparable financial measures calculated in accordance with GAAP follows:

	Net Loss attributable to common stockholders and Loss per share ( Non-GAAP to GAAP reconciliation)
	Quarter ended		Quarter ended
	December 31, 2011		December 31, 2010

(In thousands, except per share information)	Net Loss attributable to common stockholders	Per Share	Net Loss attributable to common stockholders	Per Share

Net loss attributable to common stockholders and loss per share, excluding special items (Non-GAAP)	$(15,984)	$(0.08)	$(166,933)	$(7.84)

Special items:
Exchange transactions (1)	277,995	1.44	-	$-
Loan Sale transaction (2)	-	-	(102,938)	$(4.83)
Net Income (loss) and earning (loss) per share (GAAP)	$262,011	$1.36	$(269,871)	$(12.67)
	Year ended		Year ended
	December 31, 2011		December 31, 2010

(In thousands, except per share information)	Net Loss attributable to common stockholders	Per Share	Net Loss attributable to common stockholders (diluted)	Per Share

Net loss attributable to common stockholders and loss per share, excluding special items (Non-GAAP)	$(104,769)	$(1.63)	$(459,616)	$(40.64)

Special items:
Exchange transactions (1)	277,995	4.31	440,509	38.95
Loan Sale transaction (2)	-	-	(102,938)	(9.10)
Net Income (loss) and earning (loss) per share (GAAP)	$173,226	$2.69	$(122,045)	$(10.79)

1-	For the quarther and year ended December 31, 2011, the Corporation recorded a one-time favorable impact to retained earnings of $278.0 million that represents the excess of the carrying amount of the Series G preferred stock over the fair values of new common shares issued.
In the third quarter of 2010, the Corporation recorded a one-time favorable impact to retained earnings of $385.4 million that represents the excess of the carrying amount of Series A through E preferred stock exchanged over the fair value of new common shares issued and of $55.1 million that represents the excess of the carrying amount of Series F preferred stock exchanged and original warrant over the fair value of new Series G preferred stock issued and amended warrant.

2-	For the fourth quarter and year ended December 2010 , the Corporation recorded a charge of $102.9 million to the provision for loan and lease losses associated with $447 million of loans transferred to held for sale.

	Provision for Loan and Lease Losses, Net Charge-Offs, Provision for Loans and
	Lease Losses to Net Charge-Offs, and Net Charge-Offs to Average Loans ( Non-
	GAAP to GAAP reconciliation)
	Quarter ended		Year ended
	December 31, 2010		December 31, 2010

(In thousands, except per share information)	Provision for Loan and Lease Losses	Net Charge-Offs	Provision for Loan and Lease Losses	Net Charge-Offs

Provision for land and lease losses, net charge-offs, and
average loans, excluding special items (Non-GAAP)	$93,409	$86,791	$531,649	$444,625

Special items:
Loan Sale transaction (1)	102,938	165,057	102,938	165,057
Provision for land and lease losses, net charge-offs, and
average loans (GAAP)	$196,347	$251,848	$634,587	$609,682

Provision for land and lease losses, net charge-offs,
excluding special items (Non-GAAP)	107.63%		119.57%

Provision for land and lease losses, net charge-offs,
(GAAP)	77.96%		104.08%

Net charge-offs to average loans, excluding special items
(GAAP)	2.96%		3.60%

Net charge-offs to average loans (GAAP)	8.27%		4.76%

1-	In the fourth quarter 2010, the Corporation recorded a charge of $102.9 million to the provision for loan and lease losses and charge-offs of $165.1 million associated with $447 million of loans transferred to held for sale.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description of Exhibit

99.1	Press Release dated February 1, 2012 - First BanCorp Reports Financial Results for the Quarter and Year Ended December 31, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 6, 2012	First BanCorp.

		By:	/s/ Orlando Berges
		Name:	Orlando Berges
		Title:	EVP and Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Press Release dated February 1, 2012 - First BanCorp Reports Financial Results for the Quarter and Year Ended December 31, 2011